Exhibit (g) iii. a. 4.

AMENDMENT to

ALL REINSURANCE AGREEMENTS (open and terminated)

(the “Agreements”)

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,

MML BAY STATE LIFE INSURANCE COMPANY, and

C.M. LIFE INSURANCE COMPANY

(hereinafter the “Ceding Company”)

and

RGA REINSURANCE COMPANY

(hereinafter the “Reinsurer”)

Effective January 1, 2012, the Amendment Effective Date, the following information regarding the Long Term Care (LTC) Rider will be added to the Accepted Coverages provision in the Agreements:

1.	Effective January 1, 2012 through December 31, 2012, the LTC rider shall be eligible for reinsurance as a rider on the base product for

a.	the Whole Life Legacy 100 product, and

b.	Term and Perm into the Whole Life Legacy 100 product.

2.	Effective January 1, 2013 and later, the LTC rider shall be eligible for reinsurance as a rider on the base product for

a.

the five traditional permanent products listed (Whole Life Legacy 100, Limited Pay Whole Life – LP10, Limited Pay Life to Age 65 – LP65, Whole Life Legacy High Early Cash Value and Whole Life Legacy 20 Pay), and

b.	Term and Perm into any of the five traditional permanent products listed above.

A description of the LTC rider reinsurance coverage is in the attached EXHIBIT I.

This Amendment is meant to apply to reinsurance directly written on products for which the LTC rider is available, as well as to reinsurance on              to products for which the LTC rider is available.

All terms and conditions of these Agreements not in conflict with the terms and conditions of this Amendment shall continue unchanged.

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IN WITNESS WHEREOF, the parties hereto execute this Amendment in good faith:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	10-2-12
Peter G. Ferris
Vice President & Actuary

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	10-2-12
Peter G. Ferris
Vice President & Actuary

C.M. LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	10-2-12
Peter G. Ferris
Vice President & Actuary

RGA REINSURANCE COMPANY

By:	/s/ Julie A Decker	Date:	9/25/2012
Print name:	Julie A Decker
Title:	VP & Actuary

RGA REINSURANCE COMPANY

By:	/s/ Patricia Peters	Date:	9/25/2012
Print name:	Patricia Peters
Title:	VP & Actuary

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EXHIBIT 1: Long Term Care Rider

The Long Term Care Rider (LTC) allows             .

1.	If a .

            .

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            .

TABLE A

Sample Life Expectancy After LTC Benefits Paid

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AMENDMENT

to the

AUTOMATIC AND FACULTATIVE REINSURANCE AGREEMENTS

(hereinafter collectively referred to as the “Agreements”)

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY, Springfield, Massachusetts,

C.M. LIFE INSURANCE COMPANY, Enfield, Connecticut,

and MML BAY STATE LIFE INSURANCE COMPANY, Enfield, Connecticut

(hereinafter called the “Ceding Company”)

and

RGA REINSURANCE COMPANY, Chesterfield, Missouri, U.S.A.

(hereinafter referred to as the “Reinsurer”)

This Amendment is Effective June 1, 2012

ADDITION OF THE AUTOMATED SELECTION AND ASSESSMENT PROGRAM (ASAP)

I.

As of the effective date of this Amendment, the Automated Selection and Assessment Program (ASAP) is hereby added to the Facultative Provisions of the Agreements listed in the attached Agreement Exhibit. ASAP is defined as an underwriting program whereby the Ceding Company may enter key information pertinent to the insurability of a single life risk via Gateway, the Reinsurer’s Extranet, and will receive an on-line immediate electronic decision based on the information submitted. In order to be eligible for consideration under this program, the case must be             .

II.

When the Ceding Company electronically binds the Reinsurer, the Reinsurer            . The liability of the Reinsurer for all claims arising under the ASAP program commences simultaneously with that of the Ceding Company and will cease at the same time as the liability of the Ceding Company ceases.

III.	Insureds with residences other than those listed in the Agreements may be eligible for coverage if given electronic acceptance via ASAP.

IV.	To qualify for this program, all in force policies and applied for amounts on the proposed insured may not exceed the jumbo limit stated in the Agreements.

V.	When cases submitted through the ASAP program .

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ASAP shall not cover any risk that the Reinsurer is legally prohibited from reinsuring. For purposes of this exclusion, the term ‘legally prohibited’ shall mean contrary to the laws and/or regulations of the United States of America, including, but not limited to: lists promulgated or maintained by the United States Department of Treasury naming Specially Designated Nationals or Blocked Persons; or any other laws, regulations, executive orders, or similar actions that impose sanctions or prohibit or restrict transactions or relations with designated persons, entities, organizations, or governments. The Ceding Company is responsible for checking prospective insureds to ensure eligibility prior to submitting the case electronically via ASAP.

VII.

ASAP contains copyrighted material, trade secrets and other proprietary material. All intellectual property rights in ASAP are owned by the Reinsurer and its affiliates, and are protected by United States copyright laws and international treaty provisions.

VIII.

In order to protect the Reinsurer’s intellectual property rights in ASAP, the Ceding Company may not decompile, reverse engineer, disassemble or otherwise reduce ASAP to a human-perceivable form. The Ceding Company may not modify, network, rent, lease, loan, distribute or create derivative works based upon ASAP in whole or in part. The Ceding Company             .

IX.

The Ceding Company expressly acknowledges and agrees that              of any kind. The Reinsurer specifically disclaims any warranty of merchantability, fitness for a particular purpose, title and noninfringement.

X.	The Reinsurer .

XI.	All provisions of the Agreements not specifically modified herein remain unchanged.

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IN WITNESS WHEREOF, all parties have executed this Amendment in duplicate as follows:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY		RGA REINSURANCE COMPANY

By:	/s/ Peter G Ferris	By:	/s/ Julie A Decker

	Peter G. Ferris		(Signature)

Title:	Vice President and Actuary	Title:	Vice President and Actuary

Date:	9-19-12	Date:	9/12/2012

Location:	Enfield, CT	Location:	Chesterfield, Missouri

MML BAY STATE LIFE INSURANCE COMPANY

By:	/ s/ Peter G Ferris
Peter G. Ferris
Title:	Vice President and Actuary

Date:	9-19-12

Location:	Enfield, CT

C.M. LIFE INSURANCE COMPANY

By:	/ s/ Peter G Ferris
Peter G. Ferris
Title:	Vice President and Actuary

Date:	9-19-12

Location:	Enfield, CT

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AGREEMENT EXHIBIT

Effective June 1, 2012

The Reinsurer’s Agreement No:	Effective Date:	Type of Agreement:	Products Covered:

	8/1/08	Auto YRT	VUL III/SL14

Table 1 -              Rates

First             . The premium rates             :

Single Life Five-Class:

[table deleted]

AMENDMENT to the

SELECTED REINSURANCE AGREEMENTS listed in Exhibit I

(the “Agreements”)

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,

C.M. LIFE INSURANCE COMPANY, and

MML BAY STATE LIFE INSURANCE COMPANY

(hereinafter referred to as the “Ceding Company”)

and

RGA REINSURANCE COMPANY

(hereinafter referred to as the “Reinsurer”)

Effective July 30, 2012, the Amendment Effective Date, the Agreements are hereby revised to             . The              guidelines in the attached Exhibit II shall be added to the Underwriting Guidelines section of the Agreements. Note, it is agreed by the Reinsurer and the Ceding Company that the Agreements will             .

All terms and conditions of this Agreement not in conflict with the terms and conditions of this Amendment shall continue unchanged.

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IN WITNESS WHEREOF, this Amendment is hereby executed in good faith by both parties:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	12-10-12
Peter G. Ferris
Vice President & Actuary

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	12-10-12
Peter G. Ferris
Vice President & Actuary

C.M. LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	12-10-12
Peter G. Ferris
Vice President & Actuary

RGA REINSURANCE COMPANY

By:	/s/ Julie A. Decker	Date:	12/3/2012

Print name	Julie A. Decker

Title:	VP & Actuary

RGA REINSURANCE COMPANY

By:	/s/ Patricia Peters	Date:	12/3/12

Print name	Patricia Peters

Title:	VP & Actuary

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Exhibit

RGA Document Number	Effective Date of Agreement	Description	TAI Code

	9/1/1998	VUL
	2/8/1999	VL Select

	5/1/2001	VUL II

	8/1/2008	VUL III

	1/1/1999	VL + (Allianz)
	5/1/2001	VUL II (Allianz)

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Exhibit II

•	.

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•	.

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•	.

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•	.

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•	.

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Country Classifications

[table deleted]

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Country Classifications

[table deleted]

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Country Classifications

[table deleted]

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Country Classifications

[table deleted]

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Country Classifications

[table deleted]

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Country Classifications

[table deleted]

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Country Classifications

[table deleted]

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Country Classifications

[table deleted]

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Country Classifications

[table deleted]

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Country Classifications

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AMENDMENT to the

AUTOMATIC YRT AGREEMENT

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,

MML BAY STATE LIFE INSURANCE COMPANY, and

C.M. LIFE INSURANCE COMPANY

(hereinafter referred to as the “Ceding Company”)

and

RGA REINSURANCE COMPANY

(hereinafter referred to as the “Reinsurer”)

Original Treaty Effective Date: August 1, 2008

Coverage: Variable Universal Life III

Effective January 1, 2013, the Amendment Effective Date, Article III - Basis of Reinsurance of the above-referenced Agreement will be replaced with the attached Article III - Basis of Reinsurance (revising to             ).

All terms and conditions of this Agreement not in conflict with the terms and conditions of this Amendment shall continue unchanged.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, this Amendment is hereby executed in good faith by both parties:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	12-10-12
Peter G. Ferris
Vice President & Actuary

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	12-10-12
Peter G. Ferris
Vice President & Actuary

C.M. LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	12-10-12
Peter G. Ferris
Vice President & Actuary

RGA REINSURANCE COMPANY

By:	/s/ Julie A. Decker	Date:	12/3/2012
Print name	Julie A. Decker
Title:	VP & Actuary

RGA REINSURANCE COMPANY

By:	/s/ Patricia Peters	Date:	12/3/12
Print name	Patricia Peters
Title:	VP & Actuary

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ARTICLE III: BASIS OF REINSURANCE

A.	Life insurance shall be reinsured on . The Reinsurer .

B.	For the purpose of this Agreement, except as noted below, the net amount at risk shall be .

C.

The amount at risk may be determined using actual cash values, account values, tabular values, or by other methods agreeable to the Ceding Company and the Reinsurer. Schedule D – Special Net Risk Calculations defines special methods for calculating the net amount at risk different from B of this Article.